Exhibit 4.3
                      2000 STOCK WAGE AND FEE PAYMENT PLAN

     THIS PLAN is adopted as of this 31st day of December, 1999, for the benefit of certain employees and directors of The Tracker Corporation of America, a Delaware corporation (the "Company").

                                  INTRODUCTION
                                  ------------

A. The Company wishes to preserve its operating capital and reduce its monthly cash needs.
B.     The  Company  wishes  to  retain  and  motivate  eligible  employees  and
directors,  and  to     provide  them  with incentives and rewards more directly
linked to the profitability of the Company's business and increases in stockholder value.
C. The Company believes its best interests will be served by issuing shares of the Company's $0.001 par value common stock (the "Common Stock"), where possible, in lieu of otherwise payable wage payments or fees.\

                                    AGREEMENT
                                    ---------

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual benefits to the Company and eligible employees and directors who so elect, to be derived from their employment or directorship by the Company, the parties hereby agree as follows:

1.     1999  Calendar  Year.
       --------------------

1.1. Any full-time employee and non-employee (outside) director who deferred all or part of his or her wage payments or fees due from the Company during the period from January 1, 1999 to December 31, 1999 (the "1999 Calendar Year") is eligible to participate in the Plan.

1.2. Any eligible full-time employee or director may elect to receive his or her compensation for the 1999 Calendar Year in the form of shares of Common Stock issuable under the Plan (the "Shares"), in lieu of cash, based upon the "Stock Price." For purposes hereof, "Stock Price" means the average quoted closing bid of the last five business days in December 1999 during which the Common Stock traded on the over the counter market.

1.3. Eligible full-time employees or directors electing to receive Common Stock in lieu of cash compensation should complete and submit to the Company the election form attached hereto as EXHIBIT A to denote those months during the 1999 Calendar Year for which he or she desires that Common Stock be issued. The election is binding.

1.4. Participating employees or directors will receive that number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for those months during Calendar Year 1999 denoted on the election form.

2.     2000  Calendar  Year.
       --------------------

2.1.     Full  Election.

2.1.1. Any full-time employee and non-employee (outside) director who intends to defer all or part of his or her wage payments or fees due from the Company during the period from January 1, 2000 to December 31, 2000 (the "2000 Calendar Year") is eligible to participate in the Plan.

2.1.2. Any eligible full-time employee or director may elect to receive all of his or her compensation for the 2000 Calendar Year in the form of Shares of Common Stock, in lieu of cash, based upon the Stock Price. Employees or directors so electing to receive Common Stock in lieu of 2000 cash compensation (not including discretionary bonuses, overtime, and other extra payments) should complete and submit to the Company the election form attached hereto as EXHIBIT
B.  The  election  is  binding.

2.1.3. Participating employees or directors will receive that number of Shares equal to his or her 2000 compensation.

2.1.4. If an electing employee or director terminates service before the end of the 2000 Calendar Year, he or she will return to the Company the portion of Shares (or their then cash-value) that corresponds to the remainder of the 2000 Calendar Year. However, in the case of an employee who is laid off or otherwise terminated by the Company (other than for cause) before the end of the 2000 Calendar Year, he or she will not be obligated to return such Shares or cash value.

2.2.     Partial  Election.

2.2.1. Eligible employees or directors who do not make the election described at Section 2.1 may elect to receive compensation for months the Company may designate during the 2000 Calendar Year (the "Designated Months") as follows: As cash ("Option A"); as 50% discounted stock ("Option B"); or as Stock at market value, with a guaranteed three times future value ("Option C").

2.2.2. Any eligible employee or director may elect, by completing and submitting the election form attached hereto as EXHIBIT C, to receive his or her compensation for the Designated Months in any combination of Options A, B or C. The election is binding with respect to compensation for the Designated Months.

2.2.3. Before the beginning of each calendar month in the period January 1, 2000 through December 31, 2000, the Company will notify each eligible employee or director selecting Option B or C on an election form whether the month will be a Designated Month. If it is, then the affected employee or director will receive his or her compensation for the Designated Month in the manner set forth in the election form.

2.2.4. An employee or director who elects Option B will receive on the first business day of each Designated Month (or shortly thereafter) a number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for the month, divided by one-half of the "Month's Price." The "Month's Price" means the average quoted closing bid for the last five business days of the preceding month.

2.2.5. An employee or director who elects Option C will receive on the first business day of each Designated Month (or shortly thereafter) a number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for the month, divided by the Month's Price.

2.2.6. If an employee or director who elects Option B or Option C terminates service before the end of the Designated Month for which the Shares are allocated, he or she will return to the Company the portion of Shares (or their then cash value) that corresponds to the remainder of the Designated Month. However, in the case of an employee who is laid off or otherwise terminated by the Company (other than for cause) before the end of the Designated Month, he or she will not be obligated to return such Shares or cash value.

2.2.7. If an electing employee or director does not dispose of any Option C Shares for 30 months after the Shares are allocated and remains an employee or director of the Company for such period, then the Company will make a payment to the employee or director equal to the excess, if any, of the following equation:
(i) Three-times the amount of cash compensation that the employee or director elected to receive in the form of Option C Shares for all the Designated Months (or for such shorter period if an employee was laid off or otherwise terminated by the Company (other than for cause) before December 31, 2002) (the "Guaranty Price"), minus (ii) the product of (A) the average quoted bid price for the five business days before the conclusion of the 30-month period (the "30 Month Price"), multiplied by (B) the number of Option C Shares. (However, an employee or director an employee who is laid off or otherwise terminated by the Company (other than for cause) before the end of the 30-month period is nonetheless entitled to receive the payment specified in the first sentence of this section.) The Company has the option to pay the excess in the form of cash, additional stock, or both. In the alternative, the Company may purchase the Option C Shares for the Guaranty Price.

3.     Form  S-8  Registration.
       -----------------------

3.1. The Company will register 3,500,000 Shares for the Plan on Form S-8. Upon the effectiveness of the Form S-8 registration statement, the Shares issued under the plan may be freely traded, subject to the applicable resale limitations set forth in General Instruction C to Form S-8. Shares issued to participants may be authorized but unissued Shares or treasury shares.

3.2. If for any reason the number of remaining authorized, but unissued, Shares under the Plan is less than the number of Shares that eligible employees and directors would otherwise be entitled to receive, each eligible employee or director who elected to receive Shares under Option B or Option C (an "Electing Participant") shall receive the following number of Option B or Option C Shares:
(A/B) x C, where A is the number of remaining authorized but unissued Shares under the Plan; B is the total number of Shares (Option B and Option C) which the Electing Participant would otherwise be entitled to receive, and C is the number or Option B or Option C Shares that the Electing Participant would otherwise be entitled to receive.

4.     Fees and Commissions.  No fees, commissions or other charges will be paid
       --------------------
by the electing participants in connection with the grants of Shares to such persons under the Plan.

5.      Taxes.  No later than the dates of which the value of any Shares granted
        -----
pursuant to this Plan first becomes includible in the gross income of an electing participant for US federal income tax purposes, he or she will pay to the Company, or make arrangements satisfactory to the Company, regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. The obligations of the Company under this Agreement shall be conditioned upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to any electing participant.

6.     Securities  Laws.  Any future sale of any Shares granted pursuant to this
       ----------------
Plan will be regulated by the Securities Act of 1933 Act, as amended, and any applicable state or provincial law, rule or regulation. The transfer of any such Shares by an electing participant will be permitted only if the request for transfer is accompanied by evidence satisfactory to the Company and its counsel that such transfer will not result in a violation of any applicable federal, state or provincial law, rule or regulation.

7.     Market  Risk.  The  risk of an increase in the market price of the Shares
       ------------
shall be borne solely by the Company. The risk of a decrease in the market price of the Shares shall be borne solely by the electing participants.

8.     Conflicting  Agreements.  In  the  event of any conflict or inconsistency
       -----------------------
between the terms of this Agreement and the employment or directorship agreements of the electing participants, the terms of this Agreement shall prevail.

9.     Assignment.  Participants  in  the  Plan may unconditionally assign their
       ----------
interests  under  the  Plan.

10.     Governing Law.  The terms of this Agreement shall be governed by Georgia
        -------------
law,  without  regard  to  its  conflicts  of  law  principles.

11.     Counterparts.  This  Agreement  may be executed in several counterparts,
        -------------
each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12.     Entire  Agreement.  This  Agreement,  together  with  the  election form
        -----------------
completed by an electing participant, constitutes the entire agreement between the Company and the electing participant.

13.     Amendments.  This  Agreement  shall  not be altered, amended or modified
        ----------
except  by  written  agreement  signed  by  the  parties  hereto.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, hereby executes this Agreement on behalf of the Company as of the date first above written.

                                          THE  TRACKER  CORPORATION  OF  AMERICA


                                          By:     /s/  Bruce  I.  Lewis
                                                  -----------------------------
                                                  Bruce  I.  Lewis
                                                  Its:  Chief Executive Officer

                                    EXHIBIT A
                                    ---------


               ELECTION UNDER 2000 STOCK WAGE AND FEE PAYMENT PLAN


     This election is made by the undersigned eligible employee or director under the 2000 Stock Wage and Fee Payment Plan adopted by The Tracker Corporation of America, a Delaware corporation. Capitalized terms not otherwise defined herein have the meaning ascribed in the Plan.

1. The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for each of the months of the 1999 Calendar Year denoted below in the form of Common Stock:

                        __________     January  1999
                        __________     February  1999
                        __________     March  1999
                        __________     April  1999
                        __________     May  1999
                        __________     June  1999
                        __________     July  1999
                        __________     August  1999
                        __________     September  1999
                        __________     October  1999
                        __________     November  1999
                        __________     December  1999


2. The undersigned has read the Plan and the prospectus for the Shares to be issued pursuant to the Plan, and, for and in consideration of the benefits to be derived from the undersigned by this election, hereby agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.

ACKNOWLEDGED  AND  AGREED:

Signature:_____________________________
Name:__________________________________
Date:__________________________________

                                    EXHIBIT B
                                    ---------


               ELECTION UNDER 2000 STOCK WAGE AND FEE PAYMENT PLAN


     This election is made by the undersigned eligible employee or director under the 2000 Stock Wage and Fee Payment Plan adopted by The Tracker Corporation of America, a Delaware corporation. Capitalized terms not otherwise defined herein have the meaning ascribed in the Plan.

2. The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for each of the months of the 2000 Calendar Year denoted below in the form of Common Stock:

                        __________     January  2000
                        __________     February  2000
                        __________     March  2000
                        __________     April  2000
                        __________     May  2000
                        __________     June  2000
                        __________     July  2000
                        __________     August  2000
                        __________     September  2000
                        __________     October  2000
                        __________     November  2000
                        __________     December  2000


2. The undersigned has read the Plan and the prospectus for the Shares to be issued pursuant to the Plan, and, for and in consideration of the benefits to be derived from the undersigned by this election, hereby agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.

ACKNOWLEDGED  AND  AGREED:

Signature:_____________________________
Name:__________________________________
Date:__________________________________

                                    EXHIBIT C
                                    ---------


               ELECTION UNDER 2000 STOCK WAGE AND FEE PAYMENT PLAN


     This election is made by the undersigned eligible employee or director under the 2000 Stock Wage and Fee Payment Plan adopted by The Tracker Corporation of America, a Delaware corporation. Capitalized terms not otherwise defined herein have the meaning ascribed in the Plan.

3. The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) in the following forms during each Designated Month of the 2000 Calendar Year denoted below in the form of Common Stock:

                             Percentage     Options
                             ----------     -------

                             _________%     Option  A  -  Cash

                             _________%     Option  B  -  50%  Discounted  Stock

                             _________%     Option  C  -  Stock  at market
                                                          value, with guaranteed
                                                          three times future
                                                          value

                    Total    _________%


2. The undersigned has read the Plan and the prospectus for the Shares to be issued pursuant to the Plan, and, for and in consideration of the benefits to be derived from the undersigned by this election, hereby agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.

ACKNOWLEDGED  AND  AGREED:

Signature:_____________________________
Name:__________________________________
Date:__________________________________